UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 17, 2025

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42570	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025, Aeluma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as the representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of 1,700,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in its previously announced public offering (the “Offering”). The public offering price in the Offering was $13.00 per share of Common Stock. In connection with the Offering, the Company granted the Underwriters a 30-day option to purchase up to 255,000 additional shares of its Common Stock at the public offering price, less the underwriting discount, and on September 18, 2025, the Underwriters exercised such option to purchase an additional 255,000 shares of Common Stock. The Offering closed on September 19, 2025.

The net proceeds to the Company from the Offering are expected to be approximately $23.4 million, after deducting underwriting discounts and commissions and after payment of estimated offering expenses of approximately $200,000.

The Company intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, for expansion of business development efforts including (i) advancing manufacturing processes for production; (ii) hiring new employees; and (iii) working capital and general business purposes.

The Company is making the Offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-289135) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC on September 18, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

A copy of the opinion of Hunter Taubman Fischer & Li LLC relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01 Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 18, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement dated September 17, 2025, by and between the Company and Craig-Hallum Capital Group LLC, in its capacity as the representative of the several underwriters
5.1	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
99.1	Press Release dated September 17, 2025
99.2	Press Release dated September 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: September 19, 2025	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer, and Director

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